Exhibit 99.1

News Release

Axcelis Announces Financial Results for Fourth Quarter and Full Year 2025

Q4 Highlights:

•	Revenue of $238 million
•	GAAP Gross Margin of 47.0%, and Non-GAAP Gross Margin of 47.3%
•	GAAP Operating Margin of 15.2% and Non-GAAP Operating Margin of 21.1%
•	GAAP Diluted Earnings Per Share of $1.10, and Non-GAAP Diluted Earnings Per Share of $1.49

BEVERLY, Mass., February 17, 2026—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the fourth quarter and full year ended December 31, 2025.

President and CEO Russell Low commented, “Axcelis exited 2025 on a strong note with fourth quarter results that exceeded our outlook. We achieved another record quarter of CS&I revenue, reflecting the strength of our growing installed base and our strategic focus on driving upgrades and service contracts. We continue to execute with discipline, particularly as our customers navigate a mixed demand environment in Power and General Mature markets. At the same time, we are encouraged by the improving demand trends in our Memory market and expect this momentum to continue in 2026.”

“We continue working toward closing our pending merger with Veeco and remain confident in the compelling prospects and potential of the combined company. Together, we expect to be even better positioned to capitalize on the secular growth trends driven by AI, electrification, and next generation device architectures — and expect to leverage complementary strengths across our portfolios and teams to deliver greater value for all of our stakeholders”.

Executive Vice President and Chief Financial Officer Jamie Coogan stated, “We closed the year with strong financial execution in the fourth quarter, highlighted by record CS&I performance and gross margins above expectations. These results reflect operational discipline, favorable mix, and the strength of our aftermarket strategy. For the full year, we delivered double digit CS&I growth, expanded gross margins, and generated more than $100 million of free cash flow, while continuing to invest in innovation and returning more than $120 million in capital to shareholders.”

News Release

Results Summary
(In thousands, except per share amounts and percentages)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenue	$238,330	$252,417	$839,048	$1,017,865
Gross margin	47.0%	46.0%	44.9%	44.7%
Operating margin	15.2%	21.6%	14.2%	20.7%
Net income	$34,297	$49,956	$120,238	$200,992
Diluted earnings per share	$1.10	$1.54	$3.80	$6.15

Non-GAAP Results

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Non-GAAP gross margin	47.3%	46.3%	45.2%	44.9%
Non-GAAP operating margin	21.1%	24.2%	19.0%	23.3%
Adjusted EBITDA	$54,650	$65,299	$176,724	$253,088
Non-GAAP net income	$46,352	$55,547	$154,463	$223,769
Non-GAAP diluted earnings per share	$1.49	$1.71	$4.88	$6.84

Business Outlook

For the first quarter ending March 31, 2026, Axcelis expects revenues of approximately $195 million, GAAP earnings per diluted share of approximately $0.38, and non-GAAP earnings per share of approximately $0.71.

Please refer to First Quarter 2026 Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

Fourth Quarter and Full Year 2025 Conference Call

The Company will host a call to discuss the results for the fourth quarter and full year 2025 today at 5:00 p.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here: https://register-conf.media-server.com/register/BIfd551cd8408c4503b0229e94192ef512 Webcast replays will be available for 30 days following the call.

News Release

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense, certain items related to restructuring and severance charges and any associated adjustments and transaction and integration costs associated with the merger agreement with Veeco Instruments announced on October 1, 2025.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

For further information regarding these non-GAAP financial measures, please refer to the tables presenting reconciliations of our non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

News Release

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers and, with respect to the potential transaction with Veeco, failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction or to complete the proposed transaction on anticipated terms and timing; negative effects of the announcement of the proposed transaction; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the proposed transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the proposed transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the proposed transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on the Company’s, Veeco’s or the combined company’s relationships with suppliers, customers, employees and regulators; and demand for the combined company’s products. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: economic, political and social conditions in the countries in which the Company and Veeco, their respective customers and suppliers operate; disruption to the Company’s and Veeco’s respective manufacturing facilities or other operations, or the operations of Company’s and Veeco’s respective customers and suppliers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; the Company’s, Veeco’s and the combined company’s ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; the Company’s, Veeco’s and the combined company’s ability to maintain their respective technology advantage and protect their respective proprietary rights; the Company’s, Veeco’s and the combined company’s ability to compete with new products introduced by their respective competitors; the Company’s, Veeco’s and the combined company’s ability or the ability of their respective customers to obtain U.S. export control licenses for the sale of certain products or provision of certain services to customers in China. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

News Release

About Axcelis

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President, Investor Relations and Corporate Strategy

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Product	$224,601	$241,254	$792,045	$976,881
Services	13,729	11,163	47,003	40,984
Total revenue	238,330	252,417	839,048	1,017,865
Cost of revenue:
Product	110,745	125,402	412,786	524,451
Services	15,653	10,792	49,414	38,760
Total cost of revenue	126,398	136,194	462,200	563,211
Gross profit	111,932	116,223	376,848	454,654
Operating expenses:
Research and development	30,126	27,654	108,958	105,497
Sales and marketing	19,403	16,563	65,368	68,046
General and administrative	26,231	17,475	83,207	70,317
Total operating expenses	75,760	61,692	257,533	243,860
Income from operations	36,172	54,531	119,315	210,794
Other income (expense):
Interest income	4,936	6,277	21,484	24,403
Interest expense	(1,336)	(1,444)	(5,364)	(5,462)
Other, net	246	(719)	2,814	539
Total other income	3,846	4,114	18,934	19,480
Income before income taxes	40,018	58,645	138,249	230,274
Income tax provision	5,721	8,689	18,011	29,282
Net income	$34,297	$49,956	$120,238	$200,992
Net income per share:
Basic	$1.11	$1.54	$3.81	$6.17
Diluted	$1.10	$1.54	$3.80	$6.15
Shares used in computing net income per share:
Basic weighted average shares of common stock	30,925	32,424	31,574	32,552
Diluted weighted average shares of common stock	31,123	32,514	31,668	32,704

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$145,451	$123,512
Short-term investments	228,802	447,831
Accounts receivable, net	168,479	203,149
Inventories, net	329,010	282,225
Prepaid income taxes	4,658	6,420
Prepaid expenses and other current assets	66,802	60,471
Total current assets	943,202	1,123,608
Property, plant and equipment, net	56,146	53,784
Operating lease assets	28,927	29,621
Finance lease assets, net	14,154	15,346
Long-term restricted cash	10,627	7,552
Deferred income taxes	79,895	68,277
Long-term investments	182,396	—
Other assets	46,004	50,593
Total assets	$1,361,351	$1,348,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,309	$46,928
Accrued compensation	34,233	25,536
Warranty	9,516	13,022
Income Taxes	11,383	—
Deferred revenue	65,494	94,673
Current portion of finance lease obligation	1,575	1,345
Other current liabilities	33,150	26,018
Total current liabilities	197,660	207,522
Long-term finance lease obligation	40,754	42,329
Long-term deferred revenue	43,445	43,501
Other long-term liabilities	44,815	42,639
Total liabilities	326,674	335,991

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 30,717 shares issued and outstanding at December 31, 2025; 32,365 shares issued and outstanding at December 31, 2024	31	32
Additional paid-in capital	533,309	548,654
Retained earnings	503,539	470,318
Accumulated other comprehensive loss	(2,202)	(6,214)
Total stockholders’ equity	1,034,677	1,012,790
Total liabilities and stockholders’ equity	$1,361,351	$1,348,781

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$34,297	$49,956	$120,238	$200,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,461	4,267	17,613	15,809
Stock-based compensation expense	5,105	5,380	20,773	20,951
Other	(5,351)	(442)	(9,461)	(11,532)
Change in other assets and liabilities, net	(45,079)	(46,381)	(30,858)	(85,402)
Net cash (used in) provided by operating activities	(6,567)	12,780	118,305	140,818

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(2,335)	(4,658)	(11,295)	(12,181)
Other changes in investing activities, net	(4,972)	13,779	41,222	(96,545)
Net cash (used in) provided by investing activities	(7,307)	9,121	29,927	(108,726)

Cash flows from financing activities
Repurchase of common stock	(25,231)	(15,131)	(121,081)	(60,489)
Other changes from financing activities, net	610	588	(3,412)	(10,703)
Net cash used in financing activities	(24,621)	(14,543)	(124,493)	(71,192)

Effect of exchange rate changes on cash and cash equivalents	(554)	(3,013)	1,275	(3,787)
Net (decrease) increase in cash, cash equivalents and restricted cash	(39,049)	4,345	25,014	(42,887)

Cash, cash equivalents and restricted cash at beginning of period	195,127	126,719	131,064	173,951
Cash, cash equivalents and restricted cash at end of period	$156,078	$131,064	$156,078	$131,064

News Release

Notes on Our Non-GAAP Financial Information

Management uses non-GAAP gross profit, gross margin, operating income, operating margin, income tax provision, net income, diluted earnings per share, and Adjusted EBITDA to evaluate the Company’s operating and financial performance and for planning purposes. Axcelis believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
GAAP gross Profit	$111,932	$116,223	$376,848	$454,654
Restructuring[1]	293	256	519	1,132
Stock-based compensation	443	399	1,864	1,505
Non-GAAP gross profit	$112,668	$116,878	$379,231	$457,291
Non-GAAP gross margin	47.3%	46.3%	45.2%	44.9%

GAAP operating expense	$75,760	$61,692	$257,533	$243,860
Transaction and integration[3]	(7,541)	-	(16,296)	-
Bad debt expense	-	(3)	-	(2,987)
Restructuring[1]	(1,078)	(862)	(2,208)	(1,414)
Stock-based compensation	(4,662)	(4,981)	(18,909)	(19,446)
Non-GAAP operating expense	$62,479	$55,846	$220,120	$220,013

GAAP operating income	$36,172	$54,531	$119,315	$210,794
Transaction and integration[3]	7,541	-	16,296	-
Bad debt expense	-	3	-	2,987
Restructuring[1]	1,371	1,118	2,727	2,546
Stock-based compensation	5,105	5,380	20,773	20,951
Non-GAAP operating income	$50,189	$61,032	$159,111	$237,278
Non-GAAP operating margin	21.1%	24.2%	19.0%	23.3%

GAAP income tax provision	$5,721	$8,689	$18,011	$29,282
Income tax effect of non-GAAP adjustments[2]	1,962	910	5,571	3,708
Non-GAAP income tax provision	$7,683	$9,599	$23,582	$32,990

GAAP net income	$34,297	$49,956	$120,238	$200,992
Transaction and integration[3]	7,541	-	16,296	-
Bad debt expense	-	3	-	2,987
Restructuring[1]	1,371	1,118	2,727	2,547
Stock-based compensation	5,105	5,380	20,773	20,951
Income tax effect of non-GAAP adjustments[2]	(1,962)	(910)	(5,571)	(3,708)
Non-GAAP net income	$46,352	$55,547	$154,463	$223,769

GAAP diluted EPS	$1.10	$1.54	$3.80	$6.15
Transaction and integration[3]	0.24	-	0.51	-
Bad debt expense	-	-	-	0.09
Restructuring[1]	0.05	0.03	0.09	0.07
Stock-based compensation	0.16	0.17	0.66	0.64
Income tax effect of non-GAAP adjustments[2]	(0.06)	(0.03)	(0.18)	(0.11)
Non-GAAP diluted EPS	$1.49	$1.71	$4.88	$6.84

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Note 3: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

News Release

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net Income	$34,297	$49,956	$120,238	$200,992
Other (income)/expense	(3,846)	(4,114)	(18,934)	(19,480)
Income tax provision	5,721	8,689	18,011	29,282
Depreciation & amortization	4,461	4,267	17,613	15,809
Subtotal	40,633	58,798	136,928	226,603
Transaction and integration[2]	7,541	-	16,296	-
Bad debt expense	-	3	-	2,987
Restructuring[1]	1,371	1,118	2,727	2,547
Stock-based compensation	5,105	5,380	20,773	20,951
Adjusted EBITDA	$54,650	$65,299	$176,724	$253,088
Adjusted EBITDA margin	22.9%	25.9%	21.1%	24.9%

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Transaction and integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

Axcelis Technologies, Inc.

First Quarter 2026 Outlook

GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended March 31, 2026
GAAP diluted EPS	$0.38
Transaction and Integration2	0.22
Restructuring3	-
Stock-based compensation	0.16
Income tax effect of non-GAAP adjustments1	(0.05)
Non-GAAP diluted EPS	$0.71

Note 1: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Note 2: Transaction and Integration costs include expenses associated with the merger agreement with Veeco Instruments, announced on October 1, 2025.

Note 3: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.